Exhibit 10.11
AMENDING AGREEMENT
(AMENDING EXECUTIVE EMPLOYMENT AGREEMENT)

This Amending Agreement (the “Agreement”) is entered into this 8 of February, 2011 by and between DALSA Inc., a Canadian corporation (the “Company”), and Wajid Ali (“Executive”).
RECITALS
WHEREAS, pursuant to an arrangement agreement between Teledyne Technologies Incorporated (“Teledyne”) and DALSA Corporation, an affiliate of the Company, dated December 22, 2010 (the “Arrangement Agreement”), Teledyne intends to acquire, directly or indirectly, all of the issued and outstanding shares of DALSA Corporation;
WHEREAS on December 22, 2010, Executive and the Company entered into an Executive Employment Agreement (the “Executive Employment Agreement”);
AND WHEREAS Executive and the Company wish to amend the Executive Employment Agreement;
NOW THEREFORE Executive and the Company agree as follows:
1.    The Executive Employment Agreement is hereby Amended by deleting Section 2.1 thereof and replacing it with the following:
2.1    Responsibilities. During the Term, Executive shall well and faithfully serve as Vice-President and Chief Financial Officer of DALSA Corporation and of the subsidiaries of DALSA Corporation (to the extent that Executive served in these positions on the Closing Date), and shall perform the same duties and responsibilities as are ordinarily performed by a Vice-President and Chief Financial Officer and such duties and responsibilities as the Chief Financial Officer of Teledyne or the Chief Executive Officer of the Company shall determine from time to time, which shall include but not be limited to all accounting, financial analysis and financial reporting, strategic management of all accounting and finance functions, compliance with accounting policies and internal controls, business risk mitigation, regulatory compliance including GAAP and IFRS, and strengthening operations to increase profits. During the Term, Executive agrees to devote Executive's full working time, energy and ability to the business of DALSA Corporation and its subsidiaries; provided that Executive may devote time to civil, educational or charitable activities so long as such devotion of time does not interfere or conflict with Executive's duties or responsibilities under this Agreement. Executive acknowledges that as part of his duties he may be requested periodically to travel and work from other locations of Teledyne and customer locations.

IN WITNESS WHEREOF, Executive and the Company, intending to be legally bound, have executed this Amending Agreement as of the date first above written.

By: /s/ Wajid Ali
Notice Address:
26 Monarch Wood Drive
Kitchener, Ontario N2P 2Y8

By:/s/Dr. Savvas Chamberlain
Printed Name: Dr. Savvas Chamberlain,
Chairman